Advisory Agreement dated December 26, 2017 between the Registrant on behalf of Natixis Loomis
Sayles Short Duration Income ETF and Natixis
Advisors is incorporated by reference to exhibit
(d)(iii) to Post-Effective Amendment No. 5 to the registration statement filed on December 21, 2017
(Accession No. 0001193125-17-376518).

Subadvisory Agreement dated December 26, 2017 by and among the Registrant, on behalf of Natixis
Loomis Sayles Short Duration Income ETF, Natixis
Advisors and Loomis, Sayles & Company, L.P. is incorporated by reference to exhibit (d)(iv) to Post-
Effective Amendment No. 5 to the registration statement filed on December 21, 2017 (Accession
No. 0001193125-17-376518).

Natixis Advisors Fee Waiver/Expense
Reimbursement Undertaking dated December 26,
2017 between Natixis Advisors and the Registrant is incorporated by reference to exhibit (h)(4)(ii) to Post-Effective Amendment No. 5 to the registration statement filed on December 21, 2017 (Accession
No. 0001193125-17-376518).
Exhibit 77Q(1)